EXHIBIT 23.1

Consent of Independent
 Registered Public Accounting Firm

Provectus Pharmaceuticals, Inc.
Knoxville, Tennessee

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos.333-99639, 333-86896, 333-73994 and 333-109354) and on Form S-2 (Nos.333-124951 and 333-119619) of Provectus Pharmaceuticals, Inc. of our report dated March 19, 2007, relating to the consolidated financial statements, which appears in this Form 10-KSB.

                                                /s/ BDO Seidman, LLP

Chicago, Illinois
March 19, 2007